UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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    ORRSTOWN FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Road Ahead:

Paving The Way To Greater Success

Orrstown Financial Services, Inc.

2009 Annual Report

09

Table of Contents

Financial Highlights 1

Letter to Shareholders 2

Board of Directors 8

Executive Management Team 9

Directors Emeriti and Advisory Councils 10

Office Locations 11

Market & Investor Information 12

WITH OVER $1 BILLION IN ASSETS, ORRSTOWN FINANCIAL SERVICES, INC. AND ITS SUBSIDIARY, ORRSTOWN BANK, PROVIDE A FULL RANGE OF

CONSUMER AND BUSINESS FINANCIAL SERVICES THROUGH TWENTY-ONE BANKING OFFICES LOCATED IN CUMBERLAND, FRANKLIN, AND PERRY

COUNTIES OF PENNSYLVANIA, AND WASHINGTON COUNTY, MARYLAND. ORRSTOWN FINANCIAL SERVICES, INC.’S STOCK IS TRADED ON THE

NASDAQ CAPITAL MARKET UNDER THE SYMBOL ORRF.

ORRF Total Assets

In Millions

05 06 07 08 09

$601.5 $809.0 $885.0 $1,052.0 $1,196.0

ORRF Shareholders’ Equity

In Millions

05 06 07 08 09

$57.3 $89.4 $96.1 $103.3 $110.9

ORRF Cash Dividends

Per Share

05 06 07 08 09

$0.56 $0.74 $0.82 $0.87 $0.88

ORRF Return on Average Assets

05 06 07 08 09

1.81% 1.61% 1.50% 1.38% 1.19%

ORRF Return on Average Equity

05 06 07 08 09

18.69% 15.10% 13.64% 13.20% 12.48%

ORRF Net Income

Per Share

05 06 07 08 09

$1.76 $1.87 $1.95 $2.04 $2.09

05 06 07 08 09

ORRF 1.81% 1.61% 1.50% 1.38% 1.19%

Peer Group* 1.13% 1.12% 0.97% 0.52% 0.17%

05 06 07 08 09

ORRF 18.69% 15.10% 13.64% 13.20% 12.48%

Peer Group* 13.15% 12.88% 10.33% 5.06% 1.65%

0

5

10

15

20

ROA ROE

0.0

0.5

1.0

1.5

2.0

0

5

10

15

20

ROA ROE

Return on Average Assets

Peer Comparison

Return on Average Equity

Peer Comparison

*Publicly traded banks and thrifts with assets between $1 billion and $5 billion. Source SNL Financial.

Financial Highlights

(Dollars in thousands except per share amounts)	2009	2008	% Increase
For the Year Ended December 31			
Interest income	$53,070	$52,313	1.4%
Interest expense	16,500	19,408	-15.0%
Net interest income	36,570	32,905	11.1%
Noninterest income *(excluding securities gains)*	16,233	15,444	5.1%
Noninterest expense	32,176	28,287	13.7%
Net income	13,373	13,103	2.1%
At Year End			
Assets	$1,196,432	$1,051,783	13.8%
Loans	881,074	820,468	7.4%
Deposits	915,170	757,368	20.8%
Repurchase agreements	64,614	63,407	1.9%
Shareholders' equity	110,886	103,347	7.3%
Trust assets under management	414,000	354,000	16.9%
Per Share Data			
Net income - basic	$2.09	$2.04	2.5%
Net income - diluted	1.98	1.94	2.1%
Cash dividends	0.88	0.87	1.1%
Book value at year end	17.21	16.18	6.4%
Performance Statistics			
Return on average equity	12.48%	13.20%	
Return on average assets	1.19%	1.38%	
Equity / assets at year end	9.27%	9.83%	


SUCCESS
NW
NE
SW
SE

Our Mission:
We help customers realize their dreams.

1

To Our Shareholders,

Customers, and Friends:

2009 was a year of great achievement for the Company.

We celebrated our 90th anniversary; listed on the NASDAQ

Capital Market; were selected for inclusion on the Russell

2000 and 3000 Indices; were recognized by Sandler O’Neill

& Partners as one of the 30 best performing banks in the nation; saw significant stock appreciation;

continued the trend of annual dividend increases; and posted record earnings. While we are proud of our 2009 results, we are not content with the status quo and are making considerable commitments in technology, infrastructure, and talent to position the Company for the road ahead.

2009 was a year

of great achievement

for the Company.

Thomas R. Quinn, Jr.

President and CEO

09

The Road to Success

Great companies excel during difficult times by deftly adapting to changing circumstances. In 2009 Orrstown Financial Services, Inc. was able to steer clear of many obstacles that other financial institutions encountered:

Many banks curtailed their commercial lending in 2009 and adopted a “bunker mentality”; our team recognized that quality customers need a bank that can support their needs. As a result, we grew net loans by more than 7%.

We added thousands of new customers, growing deposits more than 20% from

$757,368,000 in 2008 to $915,170,000 at year end.

As local financial institutions were closing branches and reducing staff, we hired some of the most talented individuals in the area. By year end the Orrstown Bank team was almost 300 strong and had made significant additions to its workforce,

primarily in customer facing roles.

In 2009 the value of our peer group’s stock (publicly traded banks and thrifts with assets between $1 billion and $5 billion) decreased 30.35%. By remaining focused on activities that delivered shareholder value, our stock increased 29.19%.

The market downturn and dislocation experienced over the past two years caused profound changes within the investment management industry. Orrstown

Financial Advisors, our wealth management and trust group, came through this

Great companies excel

during difficult times

by deftly adapting to

changing circumstances.

most recent downturn with a proven business model that has been able to withstand even the most severe financial crisis. They recognized opportunities, proactively met with current clients, and sought new relationships.

As a result, combined trust and brokerage assets under management grew from $599,319,640 as of 12/31/2008 to $740,028,263 at year end—an increase of 24%.

We recorded the strongest earnings in our Company’s history, $13,373,000—an increase of 2.1% over our

2008 results.

The Company grew net interest income from $32,905,000 in 2008 to $36,570,000 in 2009—an increase of

11.1%. We also controlled expenses, resulting in an efficiency ratio of 58.85% for the year ended 12/31/2009.

In 2009 non-profit and community organizations struggled with funding. In recognition of the critical role we play to support the quality of life in our communities, we increased our total giving, supporting nearly 250 organizations with thousands of hours of volunteer time and more than $400,000 in contributions.

Quality is our Driving Force

The quality of our loan portfolio has been a critical component of the Company’s strong results over the years.

In 2009, in addition to our already rigorous quality control procedures, we performed a comprehensive review of our commercial loan portfolio and conducted extensive stress testing of our largest credits. We also added additional staff to ensure that we continue to meet our asset quality standards. Throughout the year we increased our loan loss reserve in recognition of sustained growth and as a continuation of our historically prudent approach. This resulted in a year end loan loss reserve of 1.26% of loans, compared to 0.87% one year earlier.

The quality of our loan

portfolio has been a

critical component of

the Company’s strong

results over the years.

The Road Ahead: 2010

Our 2010 road map is characterized by tremendous opportunity for Orrstown Bank to bring its community banking model to new customers throughout south central Pennsylvania and northern Maryland. As we look to capitalize on our strengths, we recognize that great companies continually reevaluate their core competencies and seek ways to improve. There are several key areas that the executive management team is focusing on this year. These include a complete review of all our processes, from something as basic as how we order supplies,

to sophisticated market analysis and prioritization of potential branch locations. Each line of business and support group is evaluating its functions and ensuring that return on investment is the guiding principle of their daily activities.

Late last year we identified a number of key technology initiatives that will be critical to the continued growth of the organization. We are currently implementing a centralized consumer loan underwriting solution which will enable us to process loans more efficiently and provide our customers with faster turnaround times. As a result,

we have increased our mortgage origination sales force and plan to add additional talent throughout the year.

Our team is now supported by a state-of-the-art system that enables them to take applications at the customer’s home or business via laptop. Additionally, we have added several new mortgage products including: Federal

Home Administration, Veterans Administration, and USDA Guaranteed Rural Housing programs. Later in the year customers will have the ability to apply for both consumer loans and mortgages electronically. Consumer loan pre-approvals will be instant, and most loan decisions will be made within 24 hours. After approval, the entire process will be simplified and expedited, enabling the Bank to handle a much larger volume of lending without significant increases in support staff.

A new website is also slated for 2010 that will provide the platform for the new consumer loan and mortgage products, as well as other enhancements to improve the customer experience. A customer relationship management system will also be implemented, enabling our sales staff to more effectively meet our customers’

needs. The new system will provide real time sales management tools and metrics to support the growth of all our lines of business.

Of course great processes and technology can’t be leveraged to their fullest potential without a team of talented bankers. To that end, we have begun a formalized “rising star” program to identify and promote our best and brightest into positions of increased responsibility.

As we look to capitalize on our strengths,

we recognize that great companies

continually reevaluate their core

competencies and seek ways to improve.

Detours and Speed Bumps

As we enter 2010, the changing regulatory landscape poses more questions than answers. Last year we absorbed almost $1,000,000 in additional FDIC costs and are aware that there may be other speed bumps on our journey this year. We are committed to an organization that is strong, safe, and secure. As each obstacle approaches, our team will assess the situation and continue to choose the path that is best for our shareholders,

our employees, and our communities. While we may not always know what lies around the next corner, our talented team is prepared for the road ahead.

Traveling Companions

The road that leads to greater success is never traveled alone. It takes teamwork, dedication, and integrity to maintain our standards of excellence and take advantage of opportunities during these challenging times.

I am sincerely thankful to the Board of Directors, our Regional Advisory Councils, our Executive Management

Team, and each of our employees for their contributions to the Company’s success in 2009. I would also like to acknowledge Ken Shoemaker once more for his 22 years of leadership and his guidance during my transition last spring. Orrstown Bank is truly an outstanding organization and the entire team is excited about what lies ahead. Thank you for your support—the best is yet to come!

Thomas R. Quinn, Jr.

President and Chief Executive Officer

While we may not always know

what lies around the next

corner, our talented team is

prepared for the road ahead.

ORRSTOWN
FINANCIAL SERVICES, INC.
ORRF
NASDAQ

Board of Directors

Pictured above, left to right

Kenneth R. Shoemaker
Secretary of the Board
Years on Board—23
President Emeritus, Orrstown Bank

John S. Ward
Board Member
Years on Board—10
President, Modern Transit Partnership
Retired Chief Clerk of Cumberland County

Gregory A. Rosenberry
Board Member
Years on Board—12
President and General Partner,
Rosenberry Family Limited Partnership

Thomas R. Quinn, Jr.
President and Chief Executive Officer

Mark K. Keller
Board Member
Years on Board—2
State Representative 86th District

Joel R. Zullinger
Chairman of the Board
Years on Board—28
Attorney-at-Law

Glenn W. Snoke
Board Member
Years on Board—10
President, Snokes Excavating & Paving, Inc.

Jeffrey W. Coy
Vice Chairman of the Board
Years on Board—25
Commissioner, PA Gaming Control Board
Former 89th District State Representative 1983-2004

Anthony F. Ceddia
Board Member
Years on Board—13
President Emeritus, Shippensburg University
Leadership and Management Consultant

Andrea Pugh
Board Member
Years on Board—13
President & Sole Member, PharmCare Consultants LLC

8

Michelle N. Paulnock

Senior Vice President

Operations

Gary R. Holder

Senior Vice President

Chief Retail Officer

Bradley S. Everly

Senior Vice President

Chief Financial Officer

Jeffrey S. Gayman

Senior Vice President

Chief Commercial Officer

All you need is the plan, the road map, and

the courage to press on to your destination.

—Earl Nightingale

Executive Management Team

Pictured above, left to right

Benjamin S. Stoops

Senior Vice President

Chief Technology Officer

Thomas R. Quinn, Jr.

President and

Chief Executive Officer

Jeffrey W. Embly

Executive Vice President

Chief Credit Officer

Mark G. Bayer

Vice President

Director of Marketing

Stephen C. Caldwell

Vice President

Director of Human Resources

Barbara E. Brobst

Senior Vice President

Senior Trust Officer

Philip E. Fague

Executive Vice President

Mortgage and Consumer Business

Directors Emeriti and

Advisory Councils

Directors Emeriti

Richard M. Diffenbaugh, Eldon E. Funk, Frank S. Heberlig, William O. Hykes, Galen L. Myers,

Raymond I. Pugh, Denver L. Tuckey, Peter C. Zimmerman

Carlisle Advisory Council

Zane R. Highlands, Dale F. Shughart, Jr., William A. Duncan, Robert G. Frey, William M. Miller, Jr.,

Kenneth L. Tuckey, Mary E. Duxbury, H. David Miller, Jr., H. Robert Davis, William H. Kronenberg

Chambersburg Advisory Council

Fred Stenger, Robert J. Hickey, Thomas G. Burkey, Michael Ocker, G. Bryan Salzmann,

Karl Shreiner, Amy L. Hinton, Tammi M. Hennessy, Cheryl Plummer

Hagerstown Advisory Council

Johnny Barr, George C. Harne, Cindy Joiner, Cynthia Moler, Kent Reynolds, David Rider,

Michael Zampelli

Shippensburg Advisory Council

Thomas N. Papoutsis, William E. Naugle, W. Mickey Nye, Jeffrey S. Craig, John E. Clinton,

Duaine A. Collier, Thomas Colley, Kathy Pugh, Kathy J. Frazer, Jerry S. Lyons, Stephen C. Oldt

Perry County Advisory Council

John J. Amsler, Allen E. Hench, Robert W. Morris, II, Charles A. Connell, Jr., Kermit B. Harry, Jr.,

Dale E. McGuire

West Shore Advisory Council

Mark R. Baseshore, Bony R. Dawood, Fred A. Gettys, John W. Gleim, Jr., Max J. Hempt,

Deborah B. Keys, Dr. Dennis J. Red, Keith A. Sealover, Robert L. Slagle, Richard C. Snelbaker,

Richard W. Stewart, Lorin Stough, Patricia H. Vance, Glenda M. Wethington

Youth Advisory Council

Crystal Stine—Chairperson, Anna Kovanic, Jessica Rabuck, Scott Henry, Mary-Carolyn Burt,

Lauren Furry, Arnela Zejcirovic

In Memoriam

It was with great sadness that we noted the passing in November of

Director Emeritus Robert T. Henry. Mr. Henry served as a member of the Board of Directors for over 10 years and was a well respected local businessman and community leader.

Juniata
Perry
Newport
Duncannon
New Bloomfield
Dauphin
Huntington
Camp Hill
Mechanicsburg
Carlisle
Spring Run
Orrstown
Cumberland
Shippensburg
Franklin
Chambersburg
Fulton
Adams
York
Greencastle
Hagerstown, MD
Washington
Frederick
322
81
76
83
15
70
270

Office Locations

Camp Hill
3045 Market Street

Carlisle
22 South Hanover Street
427 Village Drive
2250 Spring Road
1 Giant Lane

Chambersburg
625 Norland Avenue
1725 Lincoln Way East
1355 Orchard Drive

Duncannon
403 North Market Street

Greencastle
308 Carolle Street

Hagerstown, MD
201 South Cleveland Avenue
1020 Professional Court

Mechanicsburg
3 Baden Powell Lane
1110 East Simpson Street

New Bloomfield
1 South Carlisle Street

Newport
15 North Second Street
18 Newport Plaza

Orrstown
3580 Orrstown Road

Shippensburg
77 East King Street
121 Lurgan Avenue

Spring Run
16400 Path Valley Road

11

Market & Investor Information

Market Information

The common stock of Orrstown Financial Services, Inc. is traded on the NASDAQ Capital Market under the symbol ORRF. At the close of business December 31, 2009, there were 3,109 shareholders of record, with a total of 6,469,508 shares outstanding.

Investor Information

Annual Meeting

The annual meeting of Orrstown Financial Services, Inc. shareholders is scheduled for May 4, 2010 at 9:00 a.m. at the H. Ric Luhrs Performing Arts Center, 1871 Old Main Drive, Shippensburg, PA 17257. All shareholders are cordially invited to attend.

Annual and Quarterly Reports

Copies of the annual and quarterly reports may be obtained at any office of Orrstown Bank, by writing to Registrar and Transfer Company or by contacting Robin Burnhisel, Orrstown Bank, P O Box 250, Shippensburg, PA 17257.

Form 10-K

A copy of the Corporation's Form 10-K, as filed with the Securities and Exchange Commission, may be obtained by writing to Orrstown Bank, P O Box 250, Shippensburg, PA 17257.

The Notice of Annual Meeting of Shareholders, Proxy Statement, Annual Report on Form 10-K and Form of Proxy are available free of charge at www.orrstown.com.

Transfer Agent

The transfer agent for Orrstown Financial Services, Inc. is Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016-3572. E-mail: info@rtco.com. Internet address: www.rtco.com. Phone 800.368.5948.

Market Makers

Stifel, Nicolaus & Company, Inc.
2000 Oxford Drive, Suite 605
Bethel Park, PA 15102
866.253.0500

Boenning & Scattergood, Inc.
Four Tower Bridge
200 Barr Harbor Drive, Suite 300
West Conshohocken, PA 19428
800.883.1212

Sandler O'Neill & Partners, L.P.
919 Third Avenue, 6th Floor
New York, NY 10022
800.635.6851

Janney Montgomery Scott, LLC
1801 Market Street
10th Floor
Philadelphia, PA 19103
800.526.6397


UNLOCK
SUCCESS

12

Business Card

Certain statements in this release may constitute “forward looking statements” under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Orrstown Financial’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions,

competition in the geographic and business areas in which Orrstown Financial conducts its operations, fluctuations in interest rates, credit quality, and government regulation.

77 East King Street P O Box 250 Shippensburg, PA 17257

1.888.677.7869 www.orrstown.com

We help customers realize their dreams.

ORRSTOWN

FINANCIAL SERVICES, INC.